EX-99.1

MAM Software Reports Fiscal Third Quarter Results

Delivers Steady Growth and Profitability

BLUE BELL, Pa., May 10, 2018 /PRNewswire/ -- MAM Software Group, Inc. (NASDAQ Capital Market: MAMS) (the "Company" or "MAM"`), a leading global provider of on-premise and cloud-based business management solutions for the auto parts, tire and vertical distribution industries, announced the following financial results in accordance with U.S. generally accepted accounting principles (“GAAP”) for its third fiscal quarter and nine months ended March 31, 2018, through the filing on May 10, 2018 of its Quarterly Report on Form 10-Q with the Securities and Exchange Commission:

(In thousands, except per share data)	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2018	2017	2018	2017
Net revenues	$9,109	$7,873	$26,247	$23,317
Gross profit	$4,974	$4,306	$14,306	$12,938
Operating income	$1,223	$860	$3,573	$2,629
Income before provision (benefit) for income taxes	$1,128	$662	$3,265	$2,189
Net income	$1,217	$678	$2,252	$2,141
Earnings per share attributed to common stockholders – basic	$0.10	$0.06	$0.19	$0.18
Earnings per share attributed to common stockholders – diluted	$0.10	$0.06	$0.19	$0.18
Weighted average shares outstanding – basic	11,835	11,739	11,825	11,719
Weighted average shares outstanding – diluted	12,166	11,830	12,156	11,810

Michael Jamieson, MAM's President and Chief Executive Officer commented, "I am very pleased that we delivered financial results in line with our expectations while continuing to make progress on our key growth initiatives. We are working closely with the the VAST Online beta sites to ensure we have a product that will meet the needs of Goodyear and other potential customers."

Third Quarter Highlights:

●	Net revenues of $9.1 million were up 15.7% compared to $7.9 million for the same period last year. On a constant currency basis, revenues were up 7.3% over the same period last year.

●	Recurring revenues were 85.0% of total revenues compared to 82.3% of total revenues for the same period last year.

●	Total Software as a Service (SaaS) revenues increased 32.9% year-over-year and 9.0% sequentially.

●	Operating income was $1.2 million, or 13.4% of revenues, compared to $860,000, or 10.9% of revenues, for the same period last year.

●	Net income was $1.2 million compared to $678,000 in the same period last year.

●	Adjusted EBITDA* was $1.5 million, or 16.8% of revenues, compared to $1.1 million, or 13.4% of revenues, for the same period last year.

Third Quarter Financial Results:

Net revenues were $9.1 million for the quarter ended March 31, 2018 compared to $7.9 million for the same period last year, an increase of $1.2 million or 15.7%. On a constant currency basis, revenue was up 7.3% over the same period last year.

Recurring revenue for the quarter was $7.7 million, or 85.0% of total revenue, an increase of $1.2 million or 19.5%, compared to $6.5 million, or 82.3% of total revenue, for the third quarter last year. Sequentially, recurring revenue increased $482,000, or 6.2%, compared to $7.3 million, or 82.0% of total revenue, in the second quarter of fiscal 2018.

Total Software as a Service (SaaS) revenue for the quarter was $2.9 million, an increase of $729,000, or 32.9%, year-over-year and an increase of $242,000, or 9.0%, sequentially when compared to the second quarter of fiscal 2018. The increase in the SaaS revenue was primarily attributable to a 22.8% increase in Autowork Online (SaaS) revenue for the quarter to $1.7 million, and a 49.3% increase in Autopart Online (SaaS) revenue for the quarter to $1.3 million.

Total Data as a Service (DaaS) revenue for the quarter was $2.5 million, an increase of $338,000, or 15.3%, year over year, and $189,000, or 8.0%, sequentially when compared to the second quarter of fiscal year 2018.

Gross profit for the quarter was $5.0 million, or 54.6% of total revenues, an increase of $668,000, or 15.5%, compared to $4.3 million, or 54.7% of total revenue, for the same period last year.

Operating expenses for the quarter increased by $305,000 to $3.8 million, an increase of 8.9% compared to $3.4 million for the same period last year. An increase in Research and Development expenses to support growth was partially offset by lower Sales and Marketing expenses.

Operating income for the quarter increased by $363,000, or 42.2%, to $1.2 million compared to $860,000 for the same period last year.

Other expense for the quarter decreased by $103,000, or 52.0%, to $95,000 compared to $198,000 for the same period last year. The decrease was primarily the result of the accelerated amortization of deferred financing fees in the third quarter of last year due to refinancing the debt.

Net income for the quarter was $1.2 million, or $0.10 per basic and diluted share, compared to net income of $678,000, or $0.06 per basic and diluted share, for the same period last year.

Year-to-Date Financial Results:

Net revenues were $26.2 million for the nine months ended March 31, 2018 compared to $23.3 million for the same period last year, an increase of $2.9 million, or 12.6%. On a constant currency basis, revenue was up 8.3% over the same period last year.

Recurring revenue for the first nine months of fiscal 2018 was $22.1 million, or 84.1% of total revenue, an increase of $2.9 million, or 15.1%, compared to $19.2 million, or 82.3% of total revenue, for the first nine months of last fiscal year.

Total Software as a Service (SaaS) revenue for the first nine months of fiscal 2018 was $8.2 million, an increase of $1.9 million, or 30.6%, year-over-year. The increase in the SaaS revenue was primarily attributable to a 22.8% increase in Autowork Online (SaaS) revenue for the first nine months of fiscal 2018 to $4.8 million, and a 43.0

% increase in Autopart Online (SaaS) revenue for the first nine months of fiscal 2018 to $3.5 million.

Total Data as a Service (DaaS) revenue for the first nine months of fiscal 2018 was $7.2 million, an increase of $632,000, or 9.6%, when compared to the first nine months of fiscal 2017.

Gross profit for the first nine months of fiscal 2018 was $14.3 million, or 54.5% of total revenue, an increase of $1.4 million compared to $12.9 million, or 55.5% of total revenue, for the same period last year.

Operating expenses for the first nine months of fiscal 2018 increased by $424,000 to $10.7 million, an increase of 4.1% compared to $10.3 million for the same period last year. An increase in Research and Development expenses to support growth was partially offset by lower Sales and Marketing expenses.

Operating income for the first nine months of fiscal 2018 increased by $944,000, or 35.9%, to $3.6 million, compared to $2.6 million for the same period last year.

Other expense for the quarter decreased by $132,000, or 30.0%, to $308,000, compared to $440,000 for the same period last year. The decrease was primarily the result of the accelerated amortization of deferred financing fees last year due to refinancing the debt.

Net income for the first nine months of fiscal 2018 was $2.3 million, or $0.19 per basic and diluted share, compared to net income of $2.1 million, or $0.18 per basic and diluted share, for the same period last year. The net income for the first nine months of fiscal year 2018 included $667,000, or $(0.06) per basic and diluted share, of additional income tax expense from the impact of the Tax Act.

Balance Sheet and Other Financial Highlights

●	As of March 31, 2018, the Company had $3.8 million in cash and cash equivalents.
●	The Company had capital expenditures and capitalized software development costs of $1.4 million for the nine months ended March 31, 2018.
●	As of March 31, 2018, the Company had $6.9 million of debt outstanding under its term loan and no borrowings outstanding under its $2.75 million revolving credit facility.
●	Stockholders' equity increased 35.6% from $9.7 million at June 30, 2017 to $13.1 million at March 31, 2018.
●	As of March 31, 2018, there were 12.6 million shares of common stock outstanding.

Business Outlook

The Company reaffirmed its expectations for fiscal year 2018 Adjusted EBITDA* in the range of $5.5 million to $6.0 million, on a constant currency basis.

Conference Call Information

The Company has scheduled a conference call for Friday, May 11, 2018, at 9 a.m. ET to review the results. Investors and interested parties can access the conference call by dialing:

●     United States:           1-888-394-8218

●     UK/international:     1-323-701-0225

●     UK toll free:             0800 358 6377

A replay will be available until May 25, 2018 by calling 1-844-512-2921 (United States) or 1-412-317-6671 (toll/UK/international). Please use pin number 1779219 for the replay.

A live webcast as well as a replay of the call will be accessible at the investor relations section of the Company's website, www.mamsoftware.com. The replay will be active for 60 days following the conference call.

About MAM Software Group, Inc.

MAM Software is a leading global provider of cloud-based business and on-premise management solutions for the auto parts, tire and vertical distribution industries. The company provides a portfolio of innovative software (SaaS and packaged), data (DaaS), and integration (iPaaS) services that enable businesses to intelligently manage core business processes, control costs and generate new profit opportunities. MAM's integrated platforms provide a wealth of rich functionality including: point-of-sale, inventory, purchasing, reporting, data and e-commerce. Wholesale, retail and installer business across North America, the U.K. and Ireland rely on MAM solutions, backed by dedicated teams of experienced service and support professionals. For further information, please visit http://www.mamsoftware.com.

*Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization adjusted to exclude non-cash equity compensation, and other special non-recurring charges. A reconciliation of adjusted EBITDA to net income (loss) can be found at the end of the following tables. Adjusted EBITDA is commonly used by management and investors as an indicator of operating performance and liquidity. Adjusted EBITDA is not considered a measure of financial performance under GAAP and it should not be considered as an alternative to net income (loss), or other financial statement data presented in accordance with GAAP in our consolidated financial statements.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting the Company's business including, increased competition; the ability of the Company to expand its operations through either acquisitions or internal growth, to attract and retain qualified professionals, and to expand commercial relationships; technological obsolescence; general economic conditions; and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Contact:

MAM Software

Brian H. Callahan

Chief Financial Officer

610-336-9045 ext. 240

Hayden IR

James Carbonara

Regional Vice President

james@haydenir.com

646-755-7412

MAM SOFTWARE GROUP, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31,	June 30,
	2018	2017
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$3,792	$1,260
Accounts receivable, net of allowance of $323 and $332, respectively	4,947	4,873
Inventories	213	154
Prepaid expenses and other current assets	1,247	1,260
Income tax receivable	-	168
Total Current Assets	10,199	7,715

Property and Equipment, Net	512	511

Other Assets
Goodwill	8,630	8,191
Intangible assets, net	623	639
Software development costs, net	8,960	7,634
Deferred income taxes	1,738	1,679
Other long-term assets	515	283
TOTAL ASSETS	$31,177	$26,652

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,922	$1,334
Accrued expenses and other liabilities	1,115	1,137
Accrued payroll and related expenses	1,467	1,605
Current portion of long-term debt	1,758	1,734
Current portion of deferred revenues	2,065	1,477
Sales tax payable	892	761
Income tax payable	349	506
Total Current Liabilities	9,568	8,554

Long-Term Liabilities
Deferred revenues, net of current portion	1,027	772
Deferred income taxes	1,488	682
Long-term debt, net of current portion	5,100	6,386
Other long-term liabilities	877	583
Total Liabilities	18,060	16,977
Commitments and Contingencies
Stockholders' Equity
Preferred stock: Par value $0.0001 per share; 2,000 shares authorized, none issued and outstanding	-	-
Common stock: Par value $0.0001 per share; 18,000 shares authorized, 12,591 shares issued and 12,586 shares outstanding at March 31, 2018 and 12,313 shares issued and 12,308 shares outstanding at June 30, 2017	1	1
Additional paid-in capital	14,658	14,180
Accumulated other comprehensive loss	(2,571)	(3,283)
Retained earnings (accumulated deficit)	1,045	(1,207)
Treasury stock at cost, 5 shares at March 31, 2018 and June 30, 2017	(16)	(16)
Total Stockholders' Equity	13,117	9,675
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$31,177	$26,652

MAM SOFTWARE GROUP, INC.

Condensed Consolidated Statements of Comprehensive Income

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2018	2017	2018	2017
Net revenues	$9,109	$7,873	$26,247	$23,317
Cost of revenues	4,135	3,567	11,941	10,379
Gross Profit	4,974	4,306	14,306	12,938

Operating Expenses
Research and development	1,274	1,003	3,469	2,854
Sales and marketing	828	917	2,567	2,859
General and administrative	1,589	1,471	4,521	4,423
Depreciation and amortization	60	55	176	173
Total Operating Expenses	3,751	3,446	10,733	10,309

Operating Income	1,223	860	3,573	2,629

Other Income (Expense)
Interest expense, net	(95)	(198)	(308)	(440)
Total other income (expense), net	(95)	(198)	(308)	(440)

Income before provision (benefit) for income taxes	1,128	662	3,265	2,189

Provision (benefit) for income taxes	(89)	(16)	1,013	48

Net Income	$1,217	$678	$2,252	$2,141

Earnings per share attributed to common stockholders – basic	$0.10	$0.06	$0.19	$0.18
Earnings per share attributed to common stockholders - diluted	$0.10	$0.06	$0.19	$0.18

Weighted average common shares outstanding – basic	11,835	11,739	11,825	11,719
Weighted average common shares outstanding – diluted	12,166	11,830	12,156	11,810

Net Income	$1,217	$678	$2,252	$2,141
Foreign currency translation gain (loss)	352	41	712	(631)
Total Comprehensive Income	$1,569	$719	$2,964	$1,510

MAM SOFTWARE GROUP, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	For the Nine Months Ended
	March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,252	$2,141
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	77	331
Depreciation and amortization	421	372
Amortization of debt issuance costs	32	120
Deferred income taxes	743	5
Stock-based compensation expense	401	278

Changes in assets and liabilities:
Accounts receivable	66	(390)
Prepaid expenses and other assets	(203)	141
Income tax receivable	173	338
Accounts payable	506	(121)
Accrued expenses and other liabilities	(98)	151
Income taxes payable	90	-
Deferred revenues	748	699
NET CASH PROVIDED BY OPERATING ACTIVITIES	5,208	4,065

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(79)	(88)
Capitalized software development costs	(1,298)	(2,136)
NET CASH USED IN INVESTING ACTIVITIES	(1,377)	(2,224)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	-	9,519
Repayment of long-term debt	(1,301)	(10,681)
Common stock surrendered to pay for tax withholding	(24)	(149)
Payment of fees for acquisition of debt	-	(138)
NET CASH USED IN FINANCING ACTIVITIES	(1,325)	(1,449)

Effect of exchange rate changes	26	(64)
Net change in cash and cash equivalents	2,532	328
Cash and cash equivalents at beginning of period	1,260	491
Cash and cash equivalents at end of period	$3,792	$819

MAM SOFTWARE GROUP, INC.

Calculation of Adjusted Earnings before Interest,

Taxes, Depreciation and Amortization (Non-GAAP)

(Unaudited)

(In thousands)

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2018	2017	2018	2017

Net income (GAAP)	$1,217	$678	$2,252	$2,141
Interest expense, net	95	198	308	440
Provision (benefit) for income taxes	(89)	(16)	1,013	48
Depreciation and amortization	138	120	421	372
Non-cash stock compensation	170	78	401	278
Adjusted EBITDA (Non-GAAP)	$1,531	$1,058	$4,395	$3,279